FLORIDA GAMING CORPORATION

               REGULATION S SUBSCRIPTION AGREEMENT

Florida Gaming Corporation
1750 Kings Highway
Fort Pierce, Florida  34945-3099
Attn.:  Mr. W. Bennett Collett

Gentlemen:

          1. Application. The undersigned, intending to be legally bound, hereby subscribes for __ shares (the "Shares") of Series C 8% Cumulative Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") of Florida Gaming Corporation, a Delaware corporation (the "Company"), at a purchase price of $1,000 per Share. The undersigned understands that this subscription may be accepted or rejected in whole or in part by the Company in its sole discretion and that this subscription is and shall be irrevocable unless the Company for any reason rejects this subscription.

          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES ACT OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

          2.   Escrow of Funds; Closing.
               (a) Until the sale of a minimum of an aggregate of 1,000 shares of Series C Preferred Stock and/or shares of Series D 8% Cumulative Convertible Preferred Stock (the
     "Series D Preferred Stock") of the Company (the "Minimum
     Amount"), subscription proceeds will be deposited in a non-interest bearing escrow account (the "Escrow Account") with Piper & Marbury L.L.P., as escrow agent (the "Escrow Agent"), for the benefit of the undersigned. All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an Escrow Agreement among the Company, First
     Capital Partners, Inc., as agent for the subscribers (the
     "Agent"), and the Escrow Agent. By executing this Subscription Agreement, the undersigned is agreeing to the appointment of First Capital Partners, Inc. as its agent for the Escrow Account. The Company will pay all fees related to the establishment and maintenance of the Escrow Account.
     Subject to the receipt of such subscriptions for the Minimum Amount, the Company will either accept or reject this Subscription Agreement in a timely fashion. The Company will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions.

               (b) If subscriptions for at least the Minimum Amount have been accepted prior to December 5, 1996 (the "Minimum Amount Closing Date"), the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held on or before the Minimum Amount Closing Date (the "Minimum Amount Closing"). Thereafter, additional closings (together with the Minimum Amount Closing and the Final Closing, "Closings") may from time to time be conducted at times mutually agreeable with respect to additional shares of Series C Preferred Stock and/or shares of Series D Preferred Stock subscribed for with the final Closing ("Final Closing") to occur within 10 days after December 31, 1996 (the "Termination Date"). Notwithstanding the foregoing, if the Minimum Amount has not been subscribed for and accepted as of the Minimum Amount Closing Date, the Company may agree to extend the Minimum Amount Closing Date to a date not later than the Termination Date

               (c) If subscriptions for the Minimum Amount have not been received and accepted by the Company by the Minimum Amount Closing Date or if such subscriptions have been received and accepted by the Company by the Minimum Amount Closing Date but all funds for the Minimum Amount have not been collected by the Escrow Agent by such date, the offering contemplated by this Subscription Agreement will be terminated and the Escrow Agent will cause all monies received from subscribers for the Shares to be promptly returned to such subscribers without interest, penalty, expense or deduction.

          3.   Representations and Warranties of the Subscriber.
The undersigned represents and warrants to the Company as follows:

               (a) The undersigned, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by him or it and his or its representatives, if any. The undersigned has relied solely on the information contained in the Company's offering materials dated November 26, 1996 (the "Memorandum") relating to the offering of a minimum of an aggregate of 1,000 shares and a maximum of an aggregate of 3,000 shares of Series C Preferred Stock and/or shares of Series D Preferred Stock of the Company (the "Offerings"), receipt of which is hereby acknowledged; no oral representations have been made or oral information furnished to the undersigned in connection with the purchase of the Shares which were in any way inconsistent with the Memorandum; and the undersigned and/or its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares.

               (b) The undersigned has been supplied with or has sufficient access to all information, including financial statements and other financial information of the Company, and has been afforded with an opportunity to ask questions of and receive answers from an officer of the Company concerning information to which a reasonable investor would attach significance in making investment decisions, so that as a reasonable investor the undersigned has been able to make the undersigned's decision to purchase the Shares.

               (c) The undersigned is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally.

               (d) As applicable, the undersigned has reached the age of majority in the state in which the undersigned resides, has adequate means of providing for the undersigned's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares and the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") for an indefinite period of time, has no need for liquidity in such investment, has made commitments to investments that are not readily marketable which are reasonable in relation to the undersigned's net worth and, at the present time, could afford a complete loss of such investment.

               (e)  The undersigned has such knowledge and
     experience in financial, tax and business matters so as to enable him to utilize the information made available to the undersigned in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

               (f) The undersigned acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that he or it can bear the economic risk of the purchase of the Shares, including the total loss of his or its investment. The undersigned is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the undersigned has relied on the advice of, or has consulted with, only the undersigned's own advisor(s).

               (g) The undersigned has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company and, if the undersigned is a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Subscription Agreement.

               (h) The undersigned is purchasing the Shares for the undersigned s own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act.

               (i) The undersigned understands that the Shares are being offered and sold to him or it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein in order to determine the applicability of such exemptions and the suitability of the undersigned to acquire the Shares. The representations, warranties and agreements contained herein are true and correct as of the date hereof and may be relied upon by the Company, and the undersigned will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of the undersigned contained herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.

          4. Offshore Transaction. The undersigned further represents and warrants as follows:

               (a) Neither the undersigned nor any person or entity for whom the undersigned is acting as fiduciary is a United States person. A United States person means any one of the following:

                    (i) any natural person resident in the United States of America;

                    (ii) any partnership or corporation organized or incorporated under the laws of the United States of America;

                    (iii)     any estate of which any executor or
          administrator is a United States person;

                    (iv) any trust of which any trustee is a United
          States person;

                    (v) any agency or branch of a foreign entity located in the United States of America;

                    (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States person;

                    (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

                    (viii)    any partnership or corporation if:

                         (A)  organized or incorporated under the
                              laws of any foreign jurisdiction;
                              and

                         (B)  formed by a United States person
                              principally for the purpose of
                              investing in securities not
                              registered under the Securities Act,
                              unless it is organized or
                              incorporated, and owned, by
                              accredited investors (as defined in
                              Rule 501(a) under the Securities
                              Act) who are not natural persons,
                              estates or trusts.

               (b) At the time the buy order was originated, the undersigned was outside the United States and is outside of the United States as of the date of the execution and delivery of this Subscription Agreement. No offer to purchase the Shares was made in the United States.

               (c) ALL OFFERS AND SALES OF THE SHARES PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD AS DEFINED IN RULE 902 SHALL ONLY BE MADE IN COMPLIANCE WITH THE SAFE HARBOR CONTAINED IN REGULATION S, PURSUANT TO REGISTRATION OF SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND ALL OFFERS AND SALES AFTER THE RESTRICTED PERIOD SHALL BE MADE ONLY PURSUANT TO SUCH A REGISTRATION OR TO SUCH EXEMPTION FROM REGISTRATION.

               (d)  ALL OFFERING DOCUMENTS RECEIVED BY THE
     UNDERSIGNED INCLUDE STATEMENTS TO THE EFFECT THAT THE SHARES AND THE CONVERSION SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO UNITED STATES PERSONS OR FOR THE ACCOUNT OR BENEFIT OF A UNITED STATES PERSON (OTHER THAN DISTRIBUTORS AS DEFINED IN REGULATION S) DURING THE RESTRICTED PERIOD AS DEFINED IN RULE 902 UNLESS THE SHARES OR THE CONVERSION SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE.

               (e) IN THE VIEW OF THE SEC, THE STATUTORY BASIS FOR THE EXEMPTION CLAIMED FOR THIS TRANSACTION WOULD NOT BE PRESENT IF THE OFFERING OF SHARES, ALTHOUGH IN TECHNICAL COMPLIANCE WITH REGULATION S, IS PART OF A PLAN OR SCHEME TO EVADE THE REGISTRATION PROVISIONS OF THE SECURITIES ACT. THE UNDERSIGNED IS ACQUIRING THE SHARES FOR INVESTMENT PURPOSES AND HAS NO PRESENT INTENTION TO SELL THE SHARES IN THE UNITED STATES OF AMERICA TO A UNITED STATES PERSON OR FOR THE ACCOUNT OR BENEFIT OF A UNITED STATES PERSON.

               (f) Neither the undersigned nor any of his or its affiliates or agents will, directly or indirectly, maintain any short position in the Conversion Shares or any other securities of the Company for so long as any of the Shares owned by the undersigned have not been converted into Conversion Shares.

               (g) The undersigned understands and acknowledges that Florida law prohibits any person or entity from acquiring a 5% or greater equity interest in a pari-mutuel operator and exercising control with respect to those shares until such person has received the approval of the Florida Department of Business and Professional Regulation, Division of Pari-Mutuel Wagering, and therefore that the acquisition of 5% or more of the Company's Common Stock upon the conversion of Shares would require such approval.

          5. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the undersigned as follows:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in the State of Florida and in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries. The Company is not the subject of any pending or threatened material investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction or the SEC which have not been disclosed in the reports referred to in Section 5(b) below.

               (b) The Company has previously furnished to the undersigned copies of the Company's (i) Annual Report on Form 10-KSB for the year ended December 31, 1995, (ii) Quarterly Report on Form 10-KSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, (iii) Current Reports on Form 8-K dated February 13, 1996, October 9, 1996, September 12, 1996 and November 25, 1996 and (iv) 1995 Annual Report and Proxy Statement dated September 4, 1996 (the
      Periodic Reports") made pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of such Periodic Reports complied as to form with the provisions of the Securities Act and the Exchange Act and none of such reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not false or misleading. Since September 30, 1996, there have been no material adverse changes in the Company's financial condition or business which have not been disclosed to the undersigned in writing.

               (c)  All corporate action on the part of the
     Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Subscription Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares and the Conversion Shares have been taken, and this Subscription Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent adjustments to the conversion price of the shares of Series C Preferred Stock and other shares of the Company s convertible preferred stock would result in the issuance of a number of shares of Common Stock in excess of the Company's authorized number of shares of Common Stock.

               (d) As of the date of the Memorandum, the Company is authorized to issue (i) 15,000,000 shares of Common Stock, of which 4,304,491 shares are issued and outstanding on the date hereof; (ii) 1,200,000 shares of Class A Redeemable Preferred Stock, of which 34,435 shares are issued and outstanding; and (iii) 500,000 shares of Series Preference Stock, of which 5,000 shares have been designated Series B Preferred Stock and of which 2,202.5 shares of Series B Preferred Stock are issued and outstanding. As of the date of the Memorandum, the Company has reserved for issuance 3,166,574 shares pursuant to the exercise of options and the issuance of shares of Common Stock upon conversion of preferred shares. Except for the foregoing and in connection with the Offerings, there are no other convertible securities, options, warrants, subscriptions, calls or other rights or agreements, arrangements or commitments obligating the Company to issue, transfer or sell any securities of the Company, outstanding or authorized stock appreciation, phantom stock or other similar rights with respect to the Company or any commitments to issue any of the same. To the best of the Company's knowledge, none of such issued and outstanding shares of the Company's capital stock or options is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

               (e) The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the accuracy of the representations of the undersigned in this Subscription Agreement, will be issued in compliance with all applicable United States federal and state securities laws. The Conversion Shares when issued in accordance with the terms of the Certificate Of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series C 8% Cumulative Convertible Redeemable Preferred Stock (the "Certificate of Designation"), shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the accuracy of the representations and warranties of the undersigned and any transferee of the Shares, will be issued in compliance with all applicable United States federal and state securities laws.

               (f) Except as limited by the provisions of the Florida Department of Business and Professional Regulation, Division of Pari-Mutuel Wagering with respect to the holding of 5% or more of the Company's Common Stock, the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Shares and the Conversion Shares, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any indenture, mortgage, deed of trust or other material instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

               (g) As of the date hereof, the conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any governmental authority. The Company shall comply with all applicable securities laws with respect to the sale of the Shares and the Conversion Shares, including but not limited to the filing of all reports required to be filed in connection therewith with the SEC or any stock exchange or the NASDAQ Stock Market or any other regulatory authority.

               (h) Except as disclosed in the Company's Periodic Reports, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company.

               (i) The Company is a "Reporting Company" as defined in Rule 902(1) of Regulation S and it has a class of securities registered under Section 12(g) of the Exchange Act and has filed all the materials required to be filed as reports pursuant to the Exchange Act for a period of at least twelve (12) months preceding the date hereof (or for such shorter period as the Company was required by law to file such material).

               (j) The Company has not, and to the best of the Company's knowledge, neither the undersigned nor any distributor, if any, participating in the offering of the Shares nor any person acting for the Company or any such distributor has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S. Such activities include, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Shares. Assuming the accuracy of the representations and warranties of the undersigned, the offering of the Shares is not part of a plan or scheme to evade the registration provisions of the Securities Act.

               (k) The Company has not taken, and will not take, any action that will affect in any way the running of the Restricted Period or the ability of undersigned to resell freely the Conversion Shares in accordance with applicable securities laws.

               (l) The Company represents that it has not offered the Shares to the undersigned in the United States.

               (m) Each distributor participating in the offering of the Shares, if any, has agreed in writing that all offers and sales of the Shares or the shares of Common Stock issuable upon conversion of the Shares prior to the expiration of a period commencing on the date of the closing of the offering of Shares and ending 40 days thereafter (the "Restricted Period") shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Shares or the Conversion Shares under the Securities Act or pursuant to an exemption from registration under the Securities Act.

               (n) There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the undersigned that (i) could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Subscription Agreement and the issuance of the Shares and the Conversion Shares hereunder or pursuant hereto.

               (o) The Company shall, until at least the second anniversary of the Closing, maintain its corporate existence in good standing, and shall pay all its taxes when due except for taxes which the Company disputes in good faith and pursuant to appropriate proceedings.

               (p)  For so long as any shares of Shares or
     Conversion Shares held by the undersigned remain outstanding:

                    (i)  the Company will reserve from its
          authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the issuance of all of the Conversion Shares; and

                    (ii) the Company will utilize its reasonable best efforts, and take all steps within its control necessary, to maintain the listing of its Common Stock on the NASDAQ Stock Market or other national securities exchange.

               (q) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Shares as required by the laws and regulations of all appropriate jurisdictions.

               (r) The Company shall consult with its legal counsel regarding its Exchange Act filing requirements including, but not limited to, the obligation of the Company to file Form 8-K in connection with the offering of the Shares, and will timely make any and all necessary filings.

          6.   Restrictions.

               (a) The transaction restriction in connection with this offshore offer and sale restricts the undersigned from offering and selling to United States persons or for the account or benefit of a United States person during the Restricted Period. Rule 902(m) and Rule 903(c)(2) govern the Restricted Period.

               (b) The undersigned understands that the offer and sale of the Shares or the Conversion Shares is not being registered under the Securities Act. The Company is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 903 of Regulation S govern this transaction.

               (c) The Company's Transfer Agent will be instructed to maintain stop transfer instructions for the Shares and the Conversion Shares with respect to United States persons during the Restricted Period. If, after the Restricted Period, the holder of the Shares or the Conversion Shares delivers a Notice of Conversion to the Company, then in accordance with the Irrevocable Transfer Agent Instructions between the Company and the Transfer Agent (the "Instructions"), subject to the provisions of Section 8 hereof, the Transfer Agent shall cause the transfer of the shares or the Conversion Shares to the holder or his or its designees, and neither the Transfer Agent nor the Company shall place or permit to remain any restrictive legend or "stop transfer" order against such shares except as contemplated hereby.

          7.   Registration.

               (a) Definitions. The following definitions shall apply with respect to a registration (a "Registration") pursuant to this section 7:

                    (i) The term "Public Offering" shall mean an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act covering the offer and sale of equity securities of such entity to the public.

                    (ii) The term "Registrable Shares" shall mean the Conversion Shares and any shares of Common Stock issued to holders of the Shares or Conversion Shares from time to time. Registrable Shares shall cease to be Registrable Shares when they may be sold under Rule 144(k) and all requisite steps have been taken to remove any legends or restrictions on transfer with respect to such Registrable Shares.

                    (iii)     The term "Registration Statement"
          shall mean any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the prospectus included therein, any amendment or supplement thereof, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

               (b)  Agreement to Register.

                    (i)  If, at any time prior to the third
          anniversary of the issuance of the Shares, Regulation S is rescinded or modified so as to preclude the undersigned from reselling in United States public securities markets Registrable Shares received from the Company following expiration of the Restricted Period, or if, for any other reason, the Company refuses to issue Registrable Shares bearing no restrictive legend to the undersigned or without stop transfer instructions after expiration of the Restricted Period and, in either case, no other exemption for the sale of all of the Registrable Shares without restriction is otherwise available, at the request of the undersigned, the Company shall promptly prepare and file with the SEC a Registration Statement covering the resale of the Registrable Shares and use its best efforts to cause such Registration Statement to become effective within 90 days from such request.

                    (ii) If the holders of Registrable Shares desire to distribute the Registrable Shares by means of an underwriting they shall so advise the Company and shall select an underwriter reasonably acceptable to the Company. The Company and all holders of Registrable Shares proposing to distribute their Registrable Shares through such underwriter shall enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company. The Company shall not be required to effect more than two underwritten offerings of Registrable Shares. The Company shall pay all expenses, other than underwriters' discounts and commissions and fees and disbursements of experts and counsel retained by the undersigned, relating to an underwriting of the Registrable Shares covered by the first request, and the holder(s) of the Registrable Shares requesting an underwriting shall pay all reasonable registration expenses arising from the second such underwriting.

               (c) Provisions Applicable to Registration. The following provisions shall apply, as applicable, in connection with the undersigned's Registrable Shares to be included in the Registration Statement pursuant to this section 7:

                    (i) the undersigned, if reasonably requested by the Company or by the underwriter with respect to any Public Offering, shall agree not to sell, make any short sale of, loan, grant any options for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the Registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days), from the effective date of such Registration Statement, or the commencement of the offering, as applicable, as may be requested by the underwriters, provided that all other holders of the class of securities being registered pursuant to the Registration shall make the same agreements as those made by the undersigned under this section (c)(i);

                    (ii) the undersigned shall promptly provide the Company with such non-confidential and non-proprietary information as it shall reasonably request and that is available to the undersigned in order to prepare the Registration Statement;

                    (iii)     subject to section (7)(b)(ii), all
          reasonable and necessary expenses in connection with the preparation of the Registration Statement, including, without limitation, any and all legal, accounting and filing fees, but not including fees and disbursements of experts and counsel retained by the undersigned or underwriting discounts and commissions to be paid by the undersigned, shall be borne by the Company;

                    (iv) the Company shall use its best efforts to effect such Registration permitting the sale of such Registrable Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company shall as expeditiously as possible:

                         (1)  prepare and file with the SEC a
               Registration Statement relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Shares in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective in accordance with section (c)(iv)(2) below;

                         (2)  prepare and file with the SEC such
               amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration effective until all such Registrable Shares are sold; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof as set forth in such Registration Statement or supplement to the prospectus; provided, however that the Company may, from time to time, request that the holders of the Registrable Shares immediately discontinue the disposition of the Registrable Shares if the Company determines, in the good faith exercise of its reasonable business judgment, that the offering and disposition of the Registrable Shares could materially interfere with bona fide financing, acquisition or other material business plans of the Company or would require disclosure of non-public information, the premature disclosure of which could materially and adversely affect the Company (it being acknowledged that the Company is not required to disclose in such request any such transaction, plan or non-public information), so long as the Company promptly after the disclosure of such transaction, plan or non-public information complies with this section (c)(iv)(2);

                         (3)  notify the undersigned and the
               underwriter, if any, promptly, and (if requested by any such person) confirm such advice in writing,
               (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceedings for such purpose and (E) subject to the proviso below, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, subject to section (c)(iv)(2) above, at the request of any such person, prepare and furnish to such person a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, the Company need not disclose the event if it otherwise has not disclosed such event to the public;

                         (4)  if requested by the underwriter or
               the undersigned, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriter and the undersigned agree should be included therein relating to the plan of distribution with respect to such Registrable Shares, including, without limitation, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus supplements or post-effective amendments as soon as notified of the matters to be incorporated in such prospectus supplements or post-effective amendments;

                         (5)  deliver to the undersigned and the
               underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) in conformity with the requirement of the Securities Act and any amendments or supplements thereto as such persons may reasonably request and such other documents as they may reasonably request to facilitate the prior sale or other disposition of such Registrable Shares;

                         (6)  prior to any Public Offering of
               Registrable Shares, register or qualify or cooperate with the undersigned, or the underwriters, if any, in connection with the registration or qualification of such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the undersigned or underwriters, if any, reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the Registration Statement; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or would subject the Company to any tax in any such jurisdiction where it is not then so subject; and

                         (7)  with a view to making available the
               benefits of certain rules and regulations of the SEC which may at any time permit the sale of Registrable Shares to the public without registration, during such time as a public market exists for its equity securities, the Company agrees to:

                              a)   make and keep public
               information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its equity securities to the general public;

                              b)   use its best efforts to file
               with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                              c)   furnish to the undersigned
               forthwith upon the undersigned's request a written statement by the Company as to the Company's compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the undersigned may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration;

                    (v)  Notwithstanding the provisions of this
          section 7 to the contrary, the Company:

                         (1)  may require the undersigned to
               furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing, and the Company may limit such registration rights to situations where a proposed distribution of Registrable Shares is to be effected forthwith upon the effectiveness of the Registration Statement; and

                         (2)  may require the undersigned to
               covenant that the undersigned has not taken, and will not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Exchange Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Registrable Shares; and

                    (vi) the undersigned agrees by acquisition of such Registrable Shares that, upon receipt of the request referred to in the proviso of Section (c)(iv)(2) or of any notice from the Company of the happening of any event of the kind described in section (c)(iv)(3) hereof (other than as provided in section (c)(iv)(3)(A) hereof), the undersigned shall forthwith discontinue disposition of Registrable Shares until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental documents or filings that are incorporated by reference in the prospectus, and, if so directed by the Company, the undersigned shall deliver to the Company (at the Company's expense) all copies other than permanent file copies then in the undersigned's possession, of the prospectus covering such Registrable Shares current prior to the time of receipt of such notice.

               (d)  Indemnification.

                    (i)  In the event of a Registration or
          qualification of any Registrable Shares under the Securities Act pursuant to the provisions of this section 7, the Company shall indemnify and hold harmless the undersigned, the officers and directors of the undersigned and each director or officer of any person or entity who controls the undersigned, each underwriter of such Registrable Shares and each other person or entity who controls the undersigned or such underwriter within the meaning of the Securities Act (collectively, the "Subscriber Indemnitees"), from and against any and all losses, claims, damages or liabilities, joint or several, to which any of the Subscriber Indemnitees, joint or several, may become subject under the Securities Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered or qualified under the Securities Act, or any amendment or supplement thereto, any preliminary prospectus or final prospectus contained therein, or any supplement thereto, or any document prepared and/or furnished to the undersigned incident to the registration or qualification on any Registrable Shares, or (y) the omission or alleged omission to state in any Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company, in connection with such registration or qualification under such state securities or "blue sky" laws, and in each case shall reimburse the SubscriberIndemnitees for any legal or other expenses reasonably incurred by such Subscriber Indemnitees in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by such Subscriber Indemnitees; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such Registration Statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Registration Statement and such Subscriber Indemnitee thereafter fails to deliver or cause to be delivered such Registration Statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Shares to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after the Company has furnished the undersigned with the same.

                    (ii) In the event of the Registration or qualification of any Registrable Shares under the Securities Act pursuant to the provisions of this section 7, the undersigned shall severally and not jointly indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, each officer and director of the Company and any other selling holder from and against any losses, claims, damages or liabilities to which the Company, such controlling person, any such officer or director or any other selling holder may become subject under the Securities Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered or qualified under the Securities Act, or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the undersigned specifically for use in preparation thereof, and in each case shall reimburse the Company, such controlling person, each such officer or director and any other selling holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof).

                    (iii)     Promptly after receipt by a person
          entitled to indemnification under this section (d) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed under the provisions of this section 7 or as to which indemnity may be sought hereunder, such Indemnified Party shall, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the omission so to notify the Indemnifying Party will not relieve such person from any liability that such person may have to any Indemnified Party otherwise than pursuant to the provisions of this section (d) and shall also not relieve the Indemnifying Party of such party's obligations under this section (d), except to the extent that the omission so to notify results in the Indemnifying Party being damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and such party notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled (at such party's own expense) to participate in and, to the extent that the Indemnifying Party may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party and no Indemnified Party shall enter into any settlement agreement that would impose any liability on such other party or parties without the prior ritten consent of such other party or parties, unless such other party or parties are fully indemnified to such party's satisfaction, as the case may be, against any such liability.

                    (iv) If for any reason the indemnification provided for in this section 7 is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by this section 7, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          8.   Lockup.

               Notwithstanding the expiration of the Restricted Period, the undersigned shall not, directly or indirectly, offer or sell any of the Conversion Shares before the 91st day after the Closing and thereafter shall not offer or sell more than the following percentage of the Conversion Shares during the following periods after the Closing:

           Days after Closing                    Percentage of
                                              Registrable Shares

                 90-120                                33%
                 121-150                               67%
           151 and thereafter                         100%

     The foregoing agreement shall survive the transfer of the Shares or the Conversion Shares.

          9.   Liquidated Damages for Late Conversion.

               (a) Following the expiration of the Restricted Period, subject to the provisions of section 10 hereof, the Company agrees to issue and deposit in overnight mail, within three (3) business days after the undersigned has fulfilled all conditions and submitted to the Company and the Transfer Agent all necessary documents duly executed and in proper form required for conversion (the "Deadline"), to the undersigned or any party receiving the Conversion Shares by transfer from the undersigned (together with the undersigned, a "Holder"), at the address of the Holder on the books of the Company, a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled without restricted legend or stop transfer instructions except as contemplated by Section 8 hereof. The Company understands that a delay in the issuance of the Conversion Shares for more than three (3) business days beyond the Deadline could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay liquidated damages to the Holder for late issuance of Conversion Shares in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three business days past the Deadline):

             No. Business Days Late         Liquidated Damages

               1                                   $2,500
               2                                   $2,500
               3                                   $2,500
               4                                   $2,500
               5                                   $2,500
               6                                   $3,000
               7                                   $3,500
               8                                   $4,000
               9                                   $4,500
               10                                  $5,000
               >10                       $5,000 + $1,000 for each
                                     Business Day Late beyond 10 days;

     The Company shall pay the Holder any liquidated damages incurred under this section 9 by check upon the earlier to occur of (i) issuance of the Conversion Shares to the Holder or (ii) each monthly anniversary of the receipt by the Company of such Holder's Notice of Conversion. Nothing herein shall limit the undersigned's right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares to the undersigned in accordance with the terms of the Certificate of Designation.

               (b) Conversion Notice. The Company agrees that, in addition to any other remedies which may be available to the undersigned, including, but not limited to, remedies available under section 9(a) of this Subscription Agreement, in the event the Company fails for any reason to effect delivery to the undersigned of certificates representing Conversion Shares within three business days from the Deadline, the Holder will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, except that the Company shall pay to the undersigned the amount of Liquidated Damages in accordance with section 9(b) through the date of the revocation of the Notice of Conversion.

          10.  Right of First Refusal.

               (a) Notwithstanding anything in this Subscription Agreement or the Certificate of Designation to the contrary, the Company shall have the right in its sole discretion to redeem in whole or in part for cash any Shares for which Notice of Conversion has been given by the holder thereof at a Conversion Price (as defined in the Certificate of Designation) below $5.00. If the Company elects to redeem some, but not all, of the Shares submitted for conversion, the Company shall redeem from among the Shares submitted by the various holders thereof for conversion on the applicable date, a pro-rata amount from each such holder so submitting Shares for conversion.

               (b) The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile within one (1) business day following receipt of a Notice of Conversion from a holder, with a copy by overnight, to the holder of Shares to be converted at the address and facsimile number of such holder appearing in the Company's stock transfer ledger. Such redemption notice shall indicate whether the Company will redeem all or part of the Shares submitted for conversion and the applicable redemption price. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution on the date the redemption notice is sent to shareholders. Failure by the Company to deliver the notice within one business day following receipt of a Conversion Notice shall be deemed to be a waiver of the Company's redemption right.

               The redemption price per Share shall be equal to 125% of the Stated Value of the Shares being redeemed, together with all accrued and unpaid dividends thereon. The redemption price shall be paid to the holder of Shares redeemed within two (2) business days of the delivery of the notice of such redemption to such holder; provided, however, that the Company shall not be obliged to deliver any portion of such redemption price unless either the certificates evidencing the Shares redeemed are delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement or bond, if requested by the Company, satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

          11.  Miscellaneous.

               (a) This Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and permitted assigns.

               (b) This Subscription Agreement has been duly and validly authorized, executed and delivered by the undersigned and constitutes the valid, binding and enforceable agreement of the undersigned. If this Subscription Agreement is being completed on behalf of a corporation, partnership or trust, it has been completed and executed by an authorized corporate officer, general partner or trustee.

               (c) This Subscription Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect thereof.

               (d) Within five (5) days after receipt of a written request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation, to comply with any and all laws to which the Company is subject.

               (e) The Company shall be notified immediately of any change in any of the information contained above occurring prior to the undersigned's purchase of the Shares or at any time thereafter for so long as the undersigned is a holder of the Shares.

               (f) This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single document.

                    [signature page follows]


     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____ day of ___________, 1996.
Subscription
Amount:____________


                              (Signature of Subscriber)



                              Print or Type Name
                              Residence or Business Address:




                              Mailing Address (if different
                              from Residence or Business
                              Address):




ACCEPTED AND AGREED TO:
FLORIDA GAMING CORPORATION
By:
Name:
Title:
Date:               , 1996